EXHIBIT 32.1

SECTION 1350 CERTIFICATION

In connection with the Annual Report on Form 10-K of Pegasus Aircraft Partners II, L.P. (the “Partnership”) for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Richard S. Wiley, President and Chairman of the Board of Pegasus Aircraft Management Corporation, General Partner of the Partnership, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Date: March 30, 2005	By:	/s/ RICHARD S. WILEY
Richard S. Wiley
President and Chairman of the Board of
Pegasus Aircraft Management Corporation